Exhibit 99.6

PAR PETROLEUM CORPORATION

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, dealer, custodian bank, trustee, depositary or other nominee holder of transferable rights to purchase shares of common stock of Par Petroleum Corporation (“Par”) pursuant to the rights offering described and provided for in the prospectus supplement dated July 22, 2014 (together with the accompanying base prospectus, the “Prospectus”), hereby certifies to Par and American Stock Transfer & Trust Company, LLC, as subscription agent, and to D.F. King & Co., Inc., as information agent, for the rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of rights specified below pursuant to the basic subscription right (as defined in the Prospectus), and on behalf of beneficial owners of rights who have subscribed for the purchase of additional shares of common stock pursuant to the oversubscription privilege (as defined in the Prospectus), the number of shares specified below pursuant to the oversubscription privilege, listing separately below each such exercised basic subscription privilege and the corresponding oversubscription privilege (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for shares pursuant to the oversubscription privilege, each such beneficial owner’s basic subscription privilege has been exercised in full (subject to the elimination of fractional shares):

Provide the following information if applicable:

	Number of Shares Owned on the Record Date	Number of Shares Subscribed for Pursuant to Basic Subscription Privilege	Number of Shares Subscribed for Pursuant to Oversubscription Privilege
1.
2.
3.
4.
5.
6.
7.

DEPOSITORY TRUST COMPANY (“DTC”)

Participant Number

[NAME OF NOMINEE]

By:
Name:
Title

DTC Basic Subscription Confirmation Number(s)